UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2023

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St, Suite 660, Unit 51767, Denver Colorado 80203

(Address of principal executive offices) (zip code)

1385 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Former address of principal executive offices)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On July 31, 2023, authID Inc. (the “Company”) and Edward Sellitto entered an Offer Letter pursuant to which Mr. Sellitto agreed to serve as Chief Financial Officer of the Company commencing August 15, 2023 in consideration of an annual salary of $250,000. Mr. Sellitto will be eligible for an annual target bonus of up to 60% of base salary based on achievement of performance milestones, as Mr. Sellitto and the Compensation Committee of the Board, will mutually agree for each year. The bonus shall be pro-rated for the year 2023. At the outset of employment, Mr. Sellitto will be provided with a grant of options to purchase 50,000 shares of common stock vesting subject to achievement of performance and service conditions. The exercise price of the options shall be equal to the closing price of the common stock on the Nasdaq Stock Market on the date of grant with an exercise period of 10 years. The employment of Mr. Sellitto will be at will and may be terminated at any time, with or without formal cause. Annie Pham resigned as Chief Financial Officer effective August 15, 2023 and will assist the Company during the transition on a consulting basis.

Mr. Sellitto is a seasoned financial executive, with over fifteen years of experience in revenue optimization and financial operations roles supporting high-growth B2B SaaS organizations to build and optimize their go-to-market operations. Most recently, from December 2022 through present, he served as Vice President, Revenue Operations at Zero Hash, a Digital Asset-as-a-Service infrastructure provider. From February 2022 through December 2022, Mr. Sellitto served as the Head of Go-To-Market Financial Planning and Analysis for Sprinklr (NYSE: CXM) and at various roles including Director – Sales Operations and VP – Revenue Operations with Socure from May 2019 through February 2022. Further, from 2018 to 2019, Mr. Sellitto served as the Director – Sales Operations for SmartSource Rentals. Mr. Sellitto also has held roles with American Express and Dow Jones & Company. Mr. Sellitto graduated from New York University, Stern School of Business with a M.B.A. Strategy & Corporate Finance and from Rensselaer Polytechnic Institute with a B.S. Chemical Engineering/Minor Economics.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Edward Sellitto and authID Inc. dated July 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: August 3, 2022	By:	/s/ Rhoniel A. Daguro
	Name:	Rhoniel A. Daguro
	Title:	Chief Executive Officer

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